UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2005
MICROMED CARDIOVASCULAR, INC.
(Exact name of registrant specified in charter)

Delaware	000-51487	98-0228169

(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)
8965 Interchange Drive
Houston, Texas 77054
(Address of principal executive offices) (Zip Code)
(713) 838-9210
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Form of Stock Purchase Warrant
Registration Rights Agreement
Securities Purchase Agreement
Press Release Dated December 2, 2005

Item 1.01. Entry into a Material Definitive Agreement.
     On December 1, 2005, the Company closed a $5,150,000 private placement (the “Private Placement”) of its common stock and warrants. Each investor in the Private Placement purchased shares of Company common stock at $.75 per share pursuant to the terms of a Securities Purchase Agreement entered into by and among the Company and each of the investors, which is attached hereto as Exhibit 10.1. The Company agreed to file a registration statement covering the securities sold in the Private Placement within 30 days of the closing of the Private Placement pursuant to the Registration Rights agreement attached hereto as Exhibit 4.2. As consideration for services rendered in connection with leading the Private Placement, Hunter World Markets, Inc. (“Hunter”) was paid a placement agent fee of $525,000 and was issued, together with Hunter’s affiliate CIC Global Capital, an aggregate 3,433,333 six-year warrants to purchase shares of the Company’s common stock at a per share exercise price of $.75, exercisable at any time prior to the six year expiration date, which equated to 50% of the shares of the Company’s common stock purchased by investors in the Private Placement. The warrants, a form of which is attached hereto as Exhibit 4.1, are not redeemable by the Company.
Item 3.02 Unregistered Sales of Equity Securities.
     On December 1, 2005, the Company closed a $5,150,000 private placement (the “Private Placement”) of its common stock and warrants. Each investor in the Private Placement purchased shares of Company common stock at $.75 per share pursuant to the terms of a Securities Purchase Agreement entered into by and among the Company and each of the investors, which is attached hereto as Exhibit 10.1. The Company agreed to file a registration statement covering the securities sold in the Private Placement within 30 days of the closing of the Private Placement pursuant to the Registration Rights agreement attached hereto as Exhibit 4.2. As consideration for services rendered in connection with leading the Private Placement, Hunter World Markets, Inc. (“Hunter”) was paid a placement agent fee of $525,000 and was issued, together with Hunter’s affiliate CIC Global Capital, an aggregate 3,433,333 six-year warrants to purchase shares of the Company’s common stock at a per share exercise price of $.75, exercisable at any time prior to the six year expiration date, which equated to 50% of the shares of the Company’s common stock purchased by investors in the Private Placement. The warrants, a form of which is attached hereto as Exhibit 4.1, are not redeemable by the Company. The shares and warrants were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the investors qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended). All proceeds from the private placement will be used to support continued clinical studies and research associated with the Company’s DeBakey VAD, as well as for general corporate purposes.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 1, 2005, Martin P. Sutter resigned from the Company’s Board of Directors. Pursuant to the terms of a Securities Purchase Agreement entered into by and among the Company and each of the investors named therein, which is attached hereto as Exhibit 10.1, whereby the Company effected a $5,150,000 private placement of the common stock and warrants of the Company, the Company undertook to cause the nomination of Mr. Ficeto to the Board of Directors of the Company at the next meeting of the

Board of Directors of the Company. On December 1, 2005, at a meeting of the Company’s Board of Directors, Todd M. Ficeto was elected to serve as a member of the Company’s Board of Directors and as a member of the Compensation Committee of the Board of Directors of the Company.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

Exhibit
Number	Description
4.1	Form of Stock Purchase Warrant

4.2	Registration Rights Agreement dated November 29, 2005

10.1	Securities Purchase Agreement dated November 29, 2005

99.1	Press Release Dated December 2, 2005
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMED CARDIOVASCULAR, INC.

Date: December 2, 2005	By: /s/ Travis E. Baugh

Travis E. Baugh
Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Form of Stock Purchase Warrant

4.2	Registration Rights Agreement dated November 29, 2005

10.1	Securities Purchase Agreement dated November 29, 2005

99.1	Press Release Dated December 2, 2005